EXHIBIT 99.1
                                                                    ------------



                 AMENDMENT TO DEFERRED COMPENSATION ARRANGEMENT
                 ----------------------------------------------


         THIS AMENDMENT dated the 20th day of July, 1998, between Thomas N. Hendrickson, 5 Simmons Road, Perry, New York 14530 (the "Employee"), and CPAC, Inc., 2364 Leicester Road, Leicester, New York 14481 (the "Company").

                              W I T N E S S E T H:

         WHEREAS, on the 13th day of October, 1992, the parties hereto entered into a Deferred Compensation Arrangement; and

         WHEREAS, the parties desire to amend that Agreement in order to modify the payment schedule as it relates to payments to the Employee after his services to the Company are terminated and after there has been a change in control of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Article 2 of the Deferred Compensation Arrangement dated the 13th day of October, 1992 is amended by adding thereto a new Section 2 (e) as follows:

               2.(e)     Notwithstanding the above provision of this Agreement,
if there is a Change in Control of the Company:

                  (1) If at the time of such Change in Control the Employee is receiving payments under any provision of this agreement which would continue for more than five years after the Change in Control, the payments shall be accelerated and made in five annual payments of principal and earnings thereon, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the five year term.

                  (2) If payments are commenced pursuant to any section of this Agreement after a Change in Control the Trustees shall pay to the Employee the principal of the Trust together with all accumulated earnings thereon, in five annual payments of principal and earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the five year term.



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         2.    In all other respects the Deferred Compensation Arrangement among the parties dated the 13th day of October, 1992 is ratified and confirmed.

         IN WITNESS WHEREOF, the parties to this Agreement have signed their name this 20th day of July, 1998.

                                          /s/ Thomas N. Hendrickson
                                          ---------------------------------
                                          Thomas N. Hendrickson
                                          Employee


                                          CPAC, INC.


                                      By: /s/ Thomas J. Weldgen
                                          ---------------------------------
                                          Thomas J. Weldgen
                                          Vice President Finance and
                                                Chief Financial Officer

STATE OF NEW YORK   )SS:
COUNTY OF LIVINGSTON)

         On this 20th day July, 1998, before me personally came Thomas N. Hendrickson, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

                                          /s/ Robert Oppenheimer
                                          ---------------------------------
                                          Notary Public
                                                        [Notary Seal]
STATE OF NEW YORK   )SS:
COUNTY OF LIVINGSTON)

         On this 20th day of July, 1998, before me personally came Thomas J. Weldgen, to me known, who being by me duly sworn, did depose and say that he is the Vice President Finance and Chief Financial Officer of CPAC, Inc., the corporation described in and which executed the foregoing instrument and that the foregoing instrument was executed without corporate seal by order of the board of directors of said corporation and that he signed his name thereto by like order.

                                          /s/ Robert Oppenheimer
                                          ---------------------------------
                                          Notary Public
                                                        [Notary Seal]



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